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                                                                    EXHIBIT 21.1

                        State or Jurisdiction                                             Number of Subsidiaries
Name of Subsidiary      of Incorporation          Nature of Business                      U.S.              Foreign
------------------      ----------------          ------------------                      ----              -------
Galileo                 Delaware                  Operating subsidiary of Galileo
International,                                    International, Inc.; provision of
L.L.C.                                            electronic global distribution services
                                                  for the travel industry using a
                                                  computerized reservation system

The Galileo             England and Wales         Provision of marketing, software and                         6
Company                                           other support services to Galileo
                                                  International, Inc.

Traviswiss AG           Switzerland               Provision of national distribution
                                                  services to travel agencies in
                                                  Switzerland

Galileo Nederland       The Netherlands           Provision of national distribution
BV                                                services to travel agencies in The
                                                  Netherlands

ATS Partnership         Delaware                  Provision of marketing, sales and
                                                  support of the Apollo brand products
                                                  of Galileo International, Inc. in the
                                                  United States, Mexico and certain
                                                  islands of the Caribbean

ATS Sub I               Delaware                  Non-operating subsidiary; 99% partner         1
                                                  in ATS Partnership

ATS Sub II              Delaware                  Non-operating subsidiary; 1% partner          1
                                                  in ATS Partnership

Galileo Asia Limited    Delaware                  Provision of national distribution
                                                  services in Hong Kong, China,
                                                  Singapore and the Philippines

Galileo Brasil          Delaware                  Provision of national distribution                           1
Limited                                           services in Brazil; 1% owner of
                                                  Galileo do Brasil & CIA

Galileo Brasil,         Delaware                  Provision of national distribution
L.L.C.                                            services in Brazil

Galileo Latin           Delaware                  Provision of national distribution
America, L.L.C.                                   services in Latin America; 99% owner
                                                  of Galileo do Brasil & CIA

Galileo                 Delaware                  Shell Company
Technologies, Inc.
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